UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016 (May 12, 2016)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 434-8310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.07. SUBMISSION	OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2016 annual meeting of the stockholders (the “Annual Meeting”) of NN, Inc. (the “Corporation”) was held on May 12, 2016. At the Annual Meeting, the following proposals were considered:

(1)	The election of two Class III directors to serve for a term of three years;

(2)	An advisory (non-binding) vote to approve the executive compensation of the Corporation’s named executive officers;

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s registered independent public accounting firm for the fiscal year ending December 31, 2016; and

(4)	The approval of the Amended and Restated 2011 Stock Incentive Plan.

The final voting results for each proposal are described below. For beneficial owners holding the Corporation’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Two Class III directors were elected, and the aggregate votes cast for or against, as well as votes withheld and broker non-votes were as follows:

	For	Against	Withheld	Broker Non-Votes
William Dries	21,322,378	0	575,780	2,372,081
David K. Floyd	21,402,700	0	495,458	2,372,081

Proposal 2

The advisory (non-binding) vote on the executive compensation of the Corporation’s named executive officers was approved, and the aggregate votes cast for or against, as well as abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
13,729,595	7,968,084	200,479	2,372,081

Proposal 3

The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Corporation’s registered independent public accounting firm for the fiscal year ending December 31, 2016 was ratified, and the aggregate votes cast for, against and abstentions, were as follows:

For	Against	Abstentions
23,589,655	657,301	23,283

Proposal 4

The Corporation’s Amended and Restated 2011 Stock Incentive Plan was approved, and the aggregate votes cast for or against, as well as abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
19,053,295	2,796,877	47,986	2,372,081

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016

NN, INC.

By:	/s/ Matthew S. Heiter

Name:	Matthew S. Heiter

Title:	Senior Vice President and General Counsel